SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-RENTAL SERVICES CORP

          GABELLI FOUNDATION
                                 7/27/99           40,000-           29.0000
          MJG ASSOCIATES, INC.
                                 7/27/99            5,000-           29.0000
          GABELLI GLOBAL PARTNERS, L.P.
                                 7/27/99            2,320-           29.0000
                                 7/23/99            1,290            28.8125
                                 7/22/99            1,030            28.8125
          THE GABELLI PERFORMANCE PARTNERSHIP
                                 7/27/99           40,000-           29.0000
                                 7/22/99           20,000            28.8125
          GABELLI INTERNATIONAL LTD
                                 7/27/99           75,000-           29.0000
          GABELLI GLOBAL PARTNERS LIMITED
                                 7/27/99            1,280-           29.0000
                                 7/23/99              710            28.8125
                                 7/22/99              570            28.8125
          GAMCO INVESTORS, INC.
                                 7/27/99            5,000-           29.0000
                                 7/27/99          982,300-           29.0000
                                 7/23/99            9,400            28.7500
                                 7/22/99            6,900            28.7500
                                 7/21/99           53,700            28.7500
          GABELLI ASSOCIATES LTD
                                 7/27/99          125,000-           29.0000
                                 7/27/99            2,500-           29.0000
          GABELLI ASSOCIATES FUND
                                 7/27/99          276,500-           29.0000
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 7/27/99           50,000-           29.0000
               THE GABELLI EQUITY TRUST,INC.
                                 7/27/99          156,000-           29.0000
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 7/27/99           72,000-           29.0000
                                 7/23/99            7,000            28.9250
                                 7/23/99           15,000            28.8625
               THE GABELLI ASSET FUND
                                 7/27/99          150,000-           29.0000
               THE GABELLI CAPITAL ASSET FUND
                                 7/27/99           50,000-           29.0000
               THE GABELLI ABC FUND
                                 7/27/99          320,600-           29.0000







                                                SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-RENTAL SERVICES CORP

               THE GABELLI ABC FUND
                                 7/27/99              600            28.9875
                                 7/22/99           20,000            28.8625






















         (1) ALL DISPOSITIONS ON 07/27/99 WERE IN CONNECTION WITH THE TENDER
OFFER
             DESCRIBED IN ITEM 5(A) OF THIS SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.